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                                                                   EXHIBIT 23.02

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Macrovision Corporation and Subsidiaries:

    We consent to the use of our report included in the registration statement on Form SB-2 and to the references to our firm under the headings "Selected Consolidated Financial Data," "Change in Auditors," and "Experts" in the prospectus.


San Jose, California


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    The foregoing consent is in the form that will be signed upon the completion of the reincorporation of the Company in Delaware and the related exchange of common and preferred shares as described in Note 1 of Notes to Consolidated Financial Statements.



                                          /s/ KPMG Peat Marwick LLP



San Jose, California
February 10, 1997